UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
 EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  July 21, 2015

STOCK YARDS BANCORP, INC.
(Exact name of registrant as specified in its charter)

Kentucky	1-13661	61-1137529
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1040 East Main Street, Louisville, Kentucky, 40206
(Address of principal executive offices)

(502) 582-2571
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On July 21, 2015, the Board of Directors of Stock Yards Bancorp, Inc. elected J. McCauley Brown to the Company's Board of Directors, effective immediately.  On July 24, 2015, Stock Yards Bancorp, Inc. issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference, announcing the election of Brown to the Company's Board of Directors.

Brown, 62, is Vice President of Louisville-based Brown-Forman Corporation, one of the largest American-owned spirits and wine companies and among the top 10 largest global spirits companies, selling more than 25 brands in its portfolio of wines and spirits in approximately 135 countries worldwide.  His current responsibilities include a wide and varied range of business planning, governance, and strategic topics.  He serves as a member of the Corporate Strategy Council for Brown-Forman.

Brown's committee assignments on the Board of Directors have not yet been determined.  His annual compensation as a Board member will be in accordance with guidelines set forth in the Company's proxy statement dated March 23, 2015.  As a new member of the Board, he will be granted the customary Stock Appreciation Rights for 1,000 shares of common stock.  This grant will have a ten-year term, will vest at the rate of 20% per year, and will have a strike price of 100% of the closing market price of the Company's common stock on the grant date.  He may receive additional stock options and/or grants in the future as approved by the Board of Directors.  As with the Company's other directors, Brown will execute an indemnification agreement between himself, Stock Yards Bank & Trust Company, and Stock Yards Bancorp, Inc.

There were no understandings or arrangements with any person regarding Brown's election to the Board, and there are no family relationships between him and any other officer or director of the Company.  Stock Yards Bank & Trust Company has had and expects to have in the future, banking transactions in the ordinary course of business with directors and officers of Stock Yards Bancorp, and the Bank, their associates and corporations with which they are connected, including Mr. Brown. These banking transactions with Mr. Brown were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the Bank or Stock Yards Bancorp. In the opinion of management, the banking transactions with Mr. Brown do not involve more than the normal risk of collectability or present other unfavorable features. Loans made to directors and executive officers are in compliance with federal banking regulations and are thereby exempt from insider loan prohibitions included in the Sarbanes-Oxley Act of 2002.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

D.	Exhibits

99.1 Press Release dated July 24, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	July 24, 2015	STOCK YARDS BANCORP, INC.

		By:	/s/ Nancy B. Davis
Nancy B. Davis, Executive Vice
President, Treasurer and Chief
Financial Officer